SUNGOLD APPOINTS TONY CURRIE PRESIDENT

Infrastructure Put in Place with Nicholas DeSante as V.P.Operations and Company opens corporate location in Toronto to accommodate anticipated growth

TORONTO ONTARIO: JUNE 6, 2005-SUNGOLD INTERNATIONAL HOLDINGS CORP. (“Sungold”) (OTCBB: SGIHF, Frankfurt: WKN 608164, Berlin) today announced that the Board of Directors appointed former NHL hockey player and seasoned entrepreneur, Tony Currie as President.

Tony Currie played 290 games in 8 seasons in the National Hockey League with franchises that included St. Louis, Vancouver and Hartford before moving on to the European Leagues for another five successful seasons. A native of Sydney Mines, Nova Scotia, Currie has the distinction of scoring 73 goals in 72 games in his last year of junior hockey, a season that propelled him to a third round draft choice of the St. Louis Blues in the 1977 NHL Amateur Draft. His name recognition and successful business ventures following his career in professional hockey will be of significant value as Sungold forges ahead to reach a worldwide audience.

Larry Simpson, President and CEO of Sungold’s subsidiary, Horsepower Broadcasting Network (HBN) International Ltd., welcomes the addition of Tony to the team and stated that as a native of the Canadian Maritimes, he will certainly help achieve further recognition for the Horsepower® product in the region, as the company moves forward to ‘Bring the World to the Track’ with the introduction of it’s new Horsepower® proprietary, pari-mutuel, virtual, horseracing system.

Tony has parlayed a successful hockey career both here in North America and internationally into an impressive array of strong business relationships that will serve our company well. The consummate professional on and off the ice, Tony is highly respected in the business community and brings with him a wealth of contacts and knowledge that will only expedite the future success of our products. His solid background in sports, knowledge of the audience, and in incubating and growing businesses will certainly provide significant value in achieving the Company’s short – and long – term growth initiatives.”

Tony Currie replaces Art Cowie as President of Sungold International Holdings Corp., who is returning to the position of Vice Chairman on the Board of Directors of Sungold®.

Concurrently Sungold is announcing Nicholas DeSante as Vice President of Operations of its subsidiary Horsepower®. Nick is a graduate of the Devry Institute of Technology where he earned his Bachelor of Science degree in Electronic Engineering. Possessing an impressive 25 year career in the design of interactive software and hardware, Nick Desante’s past clients include Wal-Mart, Disney, Nintendo and NCR. Some of his latest professional accomplishments include the designing of interactive software for the Toronto Hockey Hall of Fame and a trading system designed exclusively for the S&P cash and futures indexes. Nick will be working with Jeff Grant, the Chief Technological Officer of Horsepower Broadcasting International (HBN) International Ltd.

Don Harris, Chairman of the Board of Sungold®., stated, “We are very pleased to be able to bring to the team people like Tony Currie, and Nick DeSante with skills and abilities who will expedite our goal of bringing world class products and services to the entertainment and e-commerce industry.”

The Company has established an office in Toronto Ontario located at 940 The East Mall, Suite 300.  Going forward, the business of the Company will be conducted principally through its new Toronto Ontario office. The most recent management appointments in Ontario coupled with anticipated growth plans makes this logistic decision right for Sungold®.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The statements in this press release that relate to the Company’s expectations with regard to future impact on the Company’s results from new products in development are forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may contain statements that involve risk and uncertainties and are subject to change, at any time, the Company’s results may differ materially from expected results. Information on the factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with Canadian securities regulatory authorities and the United States Securities and Exchange Commission.

For information please contact Investor Relations at (613) 249-9092.